Exhibit 99.1

CONTACT:	MARK J. GRESCOVICH,
PRESIDENT & CEO
ROBERT G. BUTTERFIELD, CFO
(509) 527-3636

NEWS RELEASE

Banner Corporation Reports Net Income of $47.7 Million, or $1.36 Per Diluted Share, for Third Quarter 2026;
Declares Quarterly Cash Dividend of $0.52 Per Share; Results Strengthened by Completion of Pacific Financial Corporation Acquisition

Walla Walla, WA - October 21, 2026 - Banner Corporation (NASDAQ GSM: BANR) (“Banner”), the parent company of Banner Bank, today reported net income of $47.7 million, or $1.36 per diluted share, for the third quarter of 2026, compared to $48.9 million, or $1.43 per diluted share, for the preceding quarter, and $53.5 million, or $1.54 per diluted share, for the third quarter of 2025. Net interest income was $161.9 million for the third quarter of 2026, compared to $153.7 million in the preceding quarter and $150.0 million for the third quarter a year ago. The increase in net interest income compared to both the prior quarter and the third quarter a year ago was primarily driven by an increase in average interest-earning assets resulting from the acquisition of Pacific Financial Corporation (“Pacific Financial”) on September 1, 2026 and organic loan growth, as well as expansion in Banner’s net interest margin reflecting higher yields on interest-earning assets. Funding costs increased compared to the prior quarter, partially offsetting the increase in interest income, but decreased compared to the third quarter a year ago. Third quarter 2026 results included $5.2 million of merger-and acquisition-related costs, compared to $238,000 in the preceding quarter and none in the third quarter of 2025. Third quarter 2026 results also included a $2.8 million provision for credit losses, compared to $3.8 million in the preceding quarter and $2.7 million in the third quarter of 2025.
Net income was $151.3 million, or $4.39 per diluted share, for the nine months ended September 30, 2026, compared to net income of $144.1 million, or $4.15 per diluted share, for the nine months ended September 30, 2025. Results for the nine months ended September 30, 2026 included a $5.8 million provision for credit losses, a $3.3 million net loss on the sale of securities and a $1.8 million net increase in fair value adjustments on financial instruments carried at fair value, compared to a $10.6 million provision for credit losses, a $374,000 net gain on the sale of securities and a $626,000 net increase in the fair value adjustments on financial instruments carried at fair value during the same period in 2025. The nine months ended September 30, 2026 results included $5.4 million of merger and acquisition related costs, compared to none for the nine months ended September 30, 2025.
Banner announced that its Board of Directors declared a regular quarterly cash dividend of $0.52 per share payable November 13, 2026, to common shareholders of record on November 5, 2026.
“During the third quarter, we completed the merger with Pacific Financial Corporation, the holding company of Bank of the Pacific,” said Mark Grescovich, President and CEO. “Bank of the Pacific was a highly respected, financially strong community bank with exceptional core deposits. This transaction expands our presence and density in attractive Western Washington and Western Oregon markets while offering Bank of the Pacific customers broader product offerings and technology tools, increased commercial lending limits and an expanded branch delivery system.”
“Banner’s results for the third quarter reflect the continued strength of our super community bank model, which prioritizes deepening client relationships, maintaining a strong funding base, and delivering exceptional service while upholding a moderate risk profile,” Grescovich continued. “Our earnings for the third quarter of 2026 benefited from loan growth and the completion of the merger with Pacific Financial. These benefits were partially offset by higher non-interest expense, which primarily reflects merger related expenses. Banner continues to build on a foundation of solid credit quality, backed by a well-funded credit loss reserve and a robust capital position that offers both resilience and flexibility for future growth. At the same time, the strategic investments we have made across the organization are delivering tangible results, further positioning Banner for long-term success. We also continue to capitalize on a strong core deposit base, with core deposits representing 90% of total deposits at quarter-end. For more than 136 years, Banner has upheld its core values by consistently doing the right thing for our clients, communities, colleagues, company and shareholders. Our long-standing commitment has enabled us to earn trust, navigate change with confidence and continue building a strong foundation for the future.”
At September 30, 2026, Banner, on a consolidated basis, had $18.08 billion in assets, $12.82 billion in net loans and $15.39 billion in deposits. Banner operates 153 full-service branch offices, including branches located in eight of the top 20 largest western United States Metropolitan Statistical Areas by population.

BANR - Third Quarter 2026 Results
October 21, 2026

Third Quarter 2026 Highlights
•Net interest margin, on a tax equivalent basis, was 4.14% for the current quarter, compared to 4.13% in the preceding quarter and 3.98% in the third quarter a year ago.
•Revenue was $177.3 million for the third quarter of 2026, compared to $172.0 million in the preceding quarter and increased 4% from $170.7 million in the third quarter a year ago.
•Net interest income was $161.9 million in the third quarter of 2026, compared to $153.7 million in the preceding quarter and $150.0 million in the third quarter a year ago.
•Return on average assets was 1.11% for the third quarter of 2026, compared to 1.20% in the preceding quarter and 1.30% in the third quarter a year ago.
•Net loans receivable increased 8% to $12.82 billion at September 30, 2026, compared to $11.83 billion at June 30, 2026, and increased 11% from $11.54 billion at September 30, 2025.
•Loan originations increased to $1.28 billion for the third quarter of 2026, compared to $1.26 billion in the preceding quarter and increased 61% from $794.5 million in the third quarter a year ago.
•Total deposits were $15.39 billion at September 30, 2026, compared to $13.79 billion at June 30, 2026, and $14.02 billion at September 30, 2025.
•Core deposits represented 90% of total deposits at September 30, 2026.
•Non-performing assets were $63.0 million, or 0.35% of total assets, at September 30, 2026, compared to $60.5 million, or 0.36% of total assets, at June 30, 2026, and $45.3 million, or 0.27% of total assets, at September 30, 2025.
•The allowance for credit losses - loans was $171.6 million, or 1.32% of total loans receivable, as of September 30, 2026, compared to $161.8 million, or 1.35% of total loans receivable, as of June 30, 2026, and $159.7 million, or 1.36% of total loans receivable, as of September 30, 2025.
•Dividends paid to shareholders were $0.52 per share in the quarter ended September 30, 2026.
•Common shareholders’ equity per share was $58.56 at September 30, 2026, compared to $58.83 at June 30, 2026, and increased 5% from $55.71 at September 30, 2025.
•Tangible common shareholders’ equity per share* decreased 4% to $45.84 at September 30, 2026, compared to $47.82 at June 30, 2026, and increased 2% from $44.79 at September 30, 2025.
•Repurchased 200,000 shares of Banner common stock during the third quarter of 2026 at an average price of $71.03 per share

*Non-GAAP (Generally Accepted Accounting Principles) financial measure; See, “Additional Financial Information - Non-GAAP Financial Measures” on the final two pages of this press release for a reconciliation of non-GAAP financial measures.

Significant Recent Events
On September 1, 2026, Banner completed the acquisition of Pacific Financial Corporation the holding company for Bank of the Pacific, in an all-stock transaction. At closing, Bank of the Pacific had 18 branch locations, including 15 in Washington and three in Oregon. Shareholders of Pacific Financial received 0.2633 shares of Banner common stock for each share of Pacific Financial common stock they owned, plus cash in lieu of any fractional shares, for total consideration paid of $186.8 million.
The Pacific Financial transaction was accounted for using the acquisition method of accounting. Accordingly, the assets (including identifiable intangible assets) and the liabilities of Pacific Financial were measured at their respective estimated fair values as of the merger date. The excess of the purchase price over the fair value of the net assets acquired was attributed to goodwill. The fair value on the merger date represents management's best estimates based on available information and facts and circumstances in existence on the merger date. The acquisition method of accounting is subject to adjustment within a measurement period of one year from the acquisition date. The acquisition brought $1.29 billion of assets, including $756.9 million of net loans receivable, and $1.14 billion of deposits to Banner.
Income Statement Review
Net interest income was $161.9 million in the third quarter of 2026, compared to $153.7 million in the preceding quarter and $150.0 million in the third quarter a year ago. Net interest margin, on a tax equivalent basis, increased one basis point to 4.14% for the third quarter of 2026, compared to 4.13% in the preceding quarter, and increased 16 basis points from 3.98% in the third quarter a year ago. The net interest margin for the current quarter benefited from a higher average yield on interest-earning assets compared to the preceding quarter, partially offset by higher funding costs. Compared to the third quarter a year ago, the increase in the net interest margin primarily reflected lower funding costs and a higher average yield on interest-earning assets.
Interest income was $214.6 million in the third quarter of 2026, compared to $202.7 million in the preceding quarter and $205.8 million in the third quarter of 2025. Average yields on interest-earning assets increased five basis points to 5.46% for the third quarter of 2026, compared to 5.41% for the preceding quarter, primarily reflecting a higher proportion of loans within the interest-earning asset mix and an increase in loan yields. Compared to the third quarter a year ago, average yields on interest-earning assets increased by three basis points from 5.43%. Average loan yields increased by three basis points to 6.12% in the third quarter of 2026, compared to 6.09% in the preceding quarter, and decreased from 6.17% in the third quarter a year ago.
Interest expense was $52.7 million in the third quarter of 2026, compared to $48.9 million in the preceding quarter and $55.9 million in the third quarter a year ago. Total deposit costs increased by five basis points to 1.38% in the third quarter of 2026, compared to 1.33% in the preceding quarter, and decreased by 12 basis points compared to 1.50% in the third quarter a year ago. The increase in deposit costs compared to the preceding quarter was primarily due to higher average rates paid across all deposit categories and a shift in deposit mix toward interest-bearing deposits, partially offset by growth in non-interest-bearing deposits. The decrease in deposit costs in the current quarter compared to the same quarter a year ago primarily reflected lower average rates paid across all deposit categories.

BANR - Third Quarter 2026 Results
October 21, 2026

The average rate paid on borrowings increased 11 basis points to 3.99% in the third quarter of 2026 from 3.88% in the preceding quarter, primarily reflecting higher average rates paid on borrowings and lower FHLB advances in the current quarter. The average rate paid on borrowings decreased by 19 basis points from 4.18% in the third quarter a year ago, primarily due to lower average rates paid on FHLB advances and junior subordinated debentures and subordinated notes, partially offset by a higher average rate paid on other borrowings. The total cost of funding liabilities increased four basis points to 1.43% in the third quarter of 2026, compared to 1.39% in the preceding quarter, and decreased 14 basis points from 1.57% in the third quarter a year ago.
A $2.8 million provision for credit losses was recorded in the current quarter (comprised of a $1.8 million provision for credit losses - loans and a $1.0 million provision for credit losses - unfunded loan commitments). This compares to a $3.8 million provision for credit losses in the prior quarter (comprised of a $1.6 million provision for credit losses - loans and a $2.2 million provision for credit losses - unfunded loan commitments) and a $2.7 million provision for credit losses in the third quarter a year ago (comprised of a $1.4 million provision for credit losses - loans and a $1.3 million provision for credit losses - unfunded loan commitments). The provision for credit losses recorded in the third quarter of 2026 primarily reflected loan growth, partially offset by improvements in credit quality.
Total non-interest income was $15.4 million in the third quarter of 2026, compared to $18.2 million in the preceding quarter and $20.7 million in the third quarter of 2025. The decrease from the preceding quarter was driven primarily by a net loss on the sale of securities of $2.1 million, resulting from the sale of the investment portfolio acquired from Pacific Financial, as well as a $630,000 decrease in miscellaneous income, reflecting lower gains on SBA loan sales and fluctuations in other miscellaneous income items. These decreases were partially offset by a $470,000 favorable change in fair value adjustments on financial instruments. Compared to the prior year quarter, non-interest income decreased primarily due to lower miscellaneous income, as well as lower mortgage banking revenue. These declines were partially offset by higher deposit fees and other service charges. Total non-interest income was $52.8 million for the nine months ended September 30, 2026, compared to $57.6 million for the same period in 2025.
Total non-interest expense was $115.7 million in the third quarter of 2026, compared to $108.0 million in the preceding quarter and $102.0 million in the third quarter of 2025. Merger-related expenses were $5.2 million in the third quarter of 2026, compared to $238,000 in the preceding quarter and none in the third quarter of 2025. Excluding merger-related expenses, the increase from the preceding quarter reflected increases in expenses in several categories related to the acquired Pacific Financial operations, including an increase in salary and employee benefits. In addition, real estate operations expense increased by $1.1 million, reflecting write-downs of foreclosed real estate. The increase compared to the same quarter a year ago primarily reflects increases in salary and employee benefits, information and computer data services expenses, professional and legal expenses, and real estate operations expenses, partially offset by a decrease in occupancy and equipment expense. For the nine months ended September 30, 2026, total non-interest expense was $326.3 million, compared to $304.6 million for the nine months ended September 30, 2025.
Banner’s efficiency ratio was 65.25% for the third quarter of 2026, compared to 62.80% in the preceding quarter and 59.76% in the same quarter a year ago. Banner’s adjusted efficiency ratio, a non-GAAP financial measure, was 59.53% for the third quarter of 2026, compared to 61.30% in the preceding quarter and 58.54% in the year-ago quarter. See, “Additional Financial Information - Non-GAAP Financial Measures” on the final two pages of this press release for a discussion and reconciliation of non-GAAP financial measures.
Balance Sheet Review
Total assets increased 9% to $18.08 billion at September 30, 2026, compared to $16.59 billion at June 30, 2026, and increased 9% compared to $16.56 billion at September 30, 2025. The increase for both periods was primarily due to the $1.29 billion of assets acquired in the Pacific Financial acquisition. In addition, both periods benefited from organic loan growth. Securities and interest-bearing deposits held at other banks totaled $3.43 billion at September 30, 2026, compared to $3.17 billion at June 30, 2026 and $3.47 billion at September 30, 2025. The average effective duration of the securities portfolio was approximately 6.0 years and 6.4 years at September 30, 2026 and September 30, 2025, respectively.
Total loans receivable increased 8% to $13.00 billion at September 30, 2026, compared to $11.99 billion at June 30, 2026, and increased 11% from $11.70 billion at September 30, 2025. The increase in total loans compared to both periods included $765.5 million of portfolio loans acquired from Pacific Financial.
Commercial real estate loans totaled $4.61 billion at September 30, 2026, an increase of 11% from $4.14 billion at June 30, 2026, and 15% from $4.00 billion at September 30, 2025. Commercial business loans totaled $2.73 billion at September 30, 2026, an increase of 6% compared to $2.58 billion at June 30, 2026, and an increase of 12% from $2.43 billion at September 30, 2025. Growth in both categories reflected the Pacific Financial acquisition and new loan production, partially offset by payoffs and paydowns.
Multifamily real estate loans totaled $913.3 million at September 30, 2026, an increase of 7% from $855.9 million at June 30, 2026, and 6% from $860.7 million at September 30, 2025. Construction, land and land development loans totaled $1.80 billion at September 30, 2026, an increase of 6% from $1.69 billion at June 30, 2026, and 4% from $1.74 billion at September 30, 2025. Growth in these categories reflected the acquisition of Pacific Financial, as well as new loan production and advances, partially offset by transfers to the permanent loan portfolios upon completion of the construction phase.
Agricultural business loans totaled $389.2 million at September 30, 2026, an increase of 15% from $337.5 million at June 30, 2026, and 10% from $354.9 million at September 30, 2025, primarily reflecting the acquisition, partially offset by payoffs and paydowns. Consumer loans totaled $929.8 million at September 30, 2026, an increase of 12% from $827.0 million at June 30, 2026, and 26% from $740.3 million at September 30, 2025. The growth primarily reflected the acquisition of Pacific Financial, as well as new loan production and advances, particularly on home equity revolving lines of credit.

BANR - Third Quarter 2026 Results
October 21, 2026

Loans held for sale were $32.7 million at September 30, 2026, compared to $27.2 million at June 30, 2026, and $20.3 million at September 30, 2025. One- to four- family residential mortgage held for sale loans sold in the current quarter totaled $103.3 million, compared to $134.6 million in the preceding quarter, and $136.9 million in the third quarter a year ago. The increase in loans held for sale at September 30, 2026, compared to both the preceding quarter and the prior year quarter, was attributable to one- to four-family residential mortgage held for sale loan originations outpacing loan sales during the current quarter.
Total deposits were $15.39 billion at September 30, 2026, compared to $13.79 billion at June 30, 2026, and $14.02 billion at September 30, 2025. Core deposits increased to $13.78 billion at September 30, 2026, compared to $12.32 billion at June 30, 2026, and $12.48 billion at September 30, 2025. The increase in deposits reflected $1.14 billion in deposits from Pacific Financial during the third quarter of 2026. Excluding acquired deposits, the increase from both the prior quarter and prior year quarter reflected increases in both noninterest-bearing and interest-bearing transaction and savings accounts. Core deposits remained stable at 90% of total deposits at September 30, 2026, and at 89% at both June 30, 2026 and September 30, 2025. Certificates of deposit increased 10% to $1.62 billion at September 30, 2026, compared to $1.47 billion at June 30, 2026, and increased 5%, compared to $1.54 billion at September 30, 2025, due to the Pacific Financial acquisition.
There were no outstanding FHLB advances at September 30, 2026, compared to $320.0 million outstanding FHLB advances at June 30, 2026, and $100.0 million at September 30, 2025. The decrease in FHLB advances during the quarter reflected repayment of all outstanding advances, as deposits served as the primary source of funding. At September 30, 2026, off-balance sheet liquidity included additional borrowing capacity of $3.82 billion at the FHLB and $1.56 billion at the Federal Reserve, as well as federal funds line of credit agreements with other financial institutions of $125.0 million.
At September 30, 2026, total common shareholders’ equity was $2.13 billion, or 11.80% of total assets, compared to $2.00 billion, or 12.05% of total assets at June 30, 2026, and $1.91 billion, or 11.55% of total assets, at September 30, 2025. The increase in total common shareholders’ equity from June 30, 2026, was primarily due to a $174.6 million increase in common stock, primarily attributable to the acquisition of Pacific Financial during the third quarter. In addition, retained earnings increased by $29.8 million, resulting from $47.7 million in net income, partially offset by the accrual of $17.9 million in cash dividends and a $69.7 million increase in accumulated other comprehensive loss. The Company repurchased 200,000 shares of its common stock in the third quarter of 2026 at an average price of $71.03 per share. At September 30, 2026, tangible common shareholders’ equity, a non-GAAP financial measure, was $1.67 billion, or 9.48% of tangible assets, compared to $1.63 billion, or 10.02% of tangible assets, at June 30, 2026, and $1.54 billion, or 9.50% of tangible assets, at September 30, 2025. See “Additional Financial Information - Non-GAAP Financial Measures” on the final two pages of this press release for a reconciliation of non-GAAP financial measures.
Banner and Banner Bank continue to maintain capital levels in excess of the requirements to be categorized as “well-capitalized.” At September 30, 2026, Banner’s estimated common equity Tier 1 capital ratio was 12.57%, its estimated Tier 1 leverage capital to average assets ratio was 11.59%, and its estimated total capital to risk-weighted assets ratio was 14.42%. These regulatory capital ratios are estimates, pending completion and filing of Banner’s regulatory reports.
Credit Quality
The allowance for credit losses - loans was $171.6 million, or 1.32% of total loans receivable and 290% of non-performing loans, at September 30, 2026, compared to $161.8 million, or 1.35% of total loans receivable and 295% of non-performing loans, at June 30, 2026, and $159.7 million, or 1.36% of total loans receivable and 399% of non-performing loans, at September 30, 2025. The allowance ratio decreased compared to both prior periods, primarily reflecting the acquisition of Pacific Financial, which had favorable credit quality and a moderately lower risk profile. Coverage of non-performing loans remained strong at 290% at September 30, 2026, compared to 295% at June 30, 2026. The year-over-year decline from 399% at September 30, 2025 reflects a moderate increase in non-performing loans over the past year, while the allowance level has remained stable and commensurate with the portfolio’s risk profile. In addition to the allowance for credit losses - loans, the allowance for credit losses - unfunded loan commitments was $16.2 million at September 30, 2026, compared to $15.1 million at June 30, 2026, and $14.0 million at September 30, 2025. Net loan charge-offs were $704,000 in the third quarter of 2026, compared to net loan charge-offs of $101,000 and $2.2 million in the preceding quarter and third quarter of 2025, respectively. Non-performing loans were $59.1 million at September 30, 2026, compared to $54.8 million at June 30, 2026, and $40.0 million at September 30, 2025. Despite the increase in non-performing loans, substandard loans declined to $209.7 million at September 30, 2026, from $218.4 million at June 30, 2026. Total non-performing assets were $63.0 million, or 0.35% of total assets, at September 30, 2026, compared to $60.5 million, or 0.36% of total assets, at June 30, 2026, and $45.3 million, or 0.27% of total assets, at September 30, 2025.

Conference Call
Banner will host a conference call on Thursday, October 22, 2026, at 8:00 a.m. PDT, to discuss its third quarter results. Interested investors may listen to the call live at www.bannerbank.com. Investment professionals are invited to dial (833) 461-5787 using access code 349483357 to participate in the call. A replay of the call will be available at www.bannerbank.com.
About the Company
Banner Corporation is an $18.08 billion bank holding company operating a commercial bank primarily in Washington, Oregon, California and Idaho through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

BANR - Third Quarter 2026 Results
October 21, 2026

Forward-Looking Statements
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “may,” “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” “potential,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made and based only on information then actually known to Banner. Banner does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.
Forward-looking statements may relate to, among other things, future financial performance, strategic plans or objectives, revenues or earnings projections, and other financial or operational information. These statements are inherently subject to numerous risks and uncertainties, including ongoing market volatility and evolving global conditions, which may cause actual results to differ materially from those expressed or implied. These factors include, but are not limited to: (1) adverse impacts to economic conditions in our local market areas, other markets where the Company has lending relationships, or other aspects of the Company’s business operations or financial markets, including, without limitation, as a result of labor shortages, elevated inflation, recessionary pressures, or slowing economic growth; (2) changes in interest rate levels, volatility, and the timing and pace of such changes, including actions by the Federal Reserve, which could materially affect our net interest margin, funding costs, asset values, access to capital and liquidity; (3) the impact of inflation and monetary and fiscal policy responses thereto, and their impact on consumer and business behavior; (4) geopolitical developments and international conflicts, including but not limited to tensions or instability in Eastern Europe, South America, the Middle East, and Asia, or the imposition of new or increased tariffs and trade restrictions, which may disrupt financial markets, global supply chains, commodity prices, or economic activity in specific industry sectors, including, but not limited to, agriculture-based lending; (5) the effects of a federal government shutdown, debt ceiling standoff, or other fiscal policy uncertainty; (6) the impact of bank failures or adverse developments at other banks and related negative publicity about the banking industry in general on investor and depositor sentiment; (7) expectations regarding key growth initiatives and strategic priorities; (8) credit risks from lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses, which could necessitate additional provisions for credit losses, resulting both from loans originated and loans acquired from other financial institutions; (9) results of examinations by regulatory authorities, which could result in the imposition of penalties, required changes to our business practices, or additional reserves; (10) competitive pressures among depository and non-depository institutions that adversely affect pricing, market share, deposit flows or product offerings; (11) fluctuations in real estate values; (12) the ability to adapt to rapid technological changes, including advancements in artificial intelligence, digital banking platforms, and cybersecurity; (13) vulnerabilities in information systems or third-party service providers, including disruptions, breaches, or attacks; (14) market volatility or deterioration in capital markets affecting liquidity, valuations, or investor confidence; (15) the costs, effects and outcomes of litigation or other legal proceedings involving the Company; (16) legislation or regulatory changes, including but not limited to shifts in capital requirements, banking regulation, tax laws, or consumer protection laws; (17) climate-related risks and natural disasters, which may affect loan collateral, operations, or compliance obligations; (18) changes in accounting principles, policies or guidelines; (19) the impact of completed and future acquisitions or business combinations, including related goodwill impairment risks and integration challenges; (20) effects of critical accounting policies and judgments, including the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; (21) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; and (22) other risks detailed from time to time in Banner’s other reports filed with and furnished to the Securities and Exchange Commission including Banner’s Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q.
Further, statements about the effects of Banner’s acquisition of Pacific Financial, completed on September 1, 2026, on Banner’s business, financial results, and condition may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in the forward-looking statements due to factors and future developments which are uncertain, unpredictable and in many cases beyond Banner’s control, including, but are not limited to the risk that: (1) the business of Pacific Financial may not be integrated with Banner’s business successfully, including the planned systems conversions, or such integration may be more difficult, time-consuming or costly than expected; (2) the anticipated benefits of the merger, including anticipated cost savings and earnings accretion, may not be realized or may not be realized within the expected time period; (3) customer and employee relationships and business operations may be disrupted by the merger, and Banner may be challenged in retaining key customers and employees following its completion; (4) merger-related and integration expenses may be greater than expected; (5) preliminary estimates of the fair value of acquired assets and assumed liabilities may change during the measurement period, and acquired loans may experience higher credit losses than anticipated; (6) management’s attention may be diverted from ongoing business operations and opportunities due to integration activities; and (7) other factors detailed in Banner’s filings with the SEC.

BANR - Third Quarter 2026 Results
October 21, 2026

RESULTS OF OPERATIONS	Quarters Ended			Nine Months Ended
(in thousands except shares and per share data)	Sep 30, 2026	Jun 30, 2026	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
INTEREST INCOME:
Loans receivable	$188,586	$178,389	$179,065	$540,678	$523,115
Mortgage-backed securities	14,996	14,053	15,090	43,365	46,250
Securities and cash equivalents	10,998	10,244	11,693	31,041	30,610
Total interest income	214,580	202,686	205,848	615,084	599,975
INTEREST EXPENSE:
Deposits	50,022	45,554	52,251	141,254	150,304
Federal Home Loan Bank (FHLB) advances	653	1,426	1,527	2,119	5,757
Other borrowings	695	732	694	2,124	2,063
Subordinated debt	1,317	1,234	1,387	3,785	6,380
Total interest expense	52,687	48,946	55,859	149,282	164,504
Net interest income	161,893	153,740	149,989	465,802	435,471
PROVISION FOR CREDIT LOSSES	2,824	3,818	2,670	5,846	10,604
Net interest income after provision for credit losses	159,069	149,922	147,319	459,956	424,867
NON-INTEREST INCOME:
Deposit fees and other service charges	11,496	11,728	10,955	34,615	32,559
Mortgage banking operations	2,575	2,792	3,298	8,579	9,627
Bank-owned life insurance	2,354	2,471	2,702	7,137	7,661
Miscellaneous	750	1,380	3,175	3,956	6,742
	17,175	18,371	20,130	54,287	56,589
Net (loss) gain on sale of securities	(2,102)	8	377	(3,336)	374
Net change in valuation of financial instruments carried at fair value	313	(157)	223	1,818	626
Total non-interest income	15,386	18,222	20,730	52,769	57,589
NON-INTEREST EXPENSE:
Salary and employee benefits	71,410	69,388	64,935	208,530	195,278
Less capitalized loan origination costs	(4,917)	(5,283)	(4,802)	(14,086)	(13,056)
Occupancy and equipment	10,965	10,936	12,518	32,598	36,871
Information and computer data services	8,882	10,321	8,199	27,516	24,026
Payment and card processing services	6,821	6,218	6,060	19,080	17,709
Professional and legal expenses	2,225	2,519	2,190	6,357	6,891
Advertising and marketing	1,766	1,980	1,395	4,419	3,072
Deposit insurance	2,615	2,819	2,867	8,151	8,464
State and municipal business and use taxes	1,919	1,773	1,655	5,512	4,525
Real estate operations, net	1,261	165	203	1,535	534
Amortization of core deposit intangibles	663	256	341	1,175	1,252
Miscellaneous	6,889	6,660	6,461	20,072	19,063
	110,499	107,752	102,022	320,859	304,629
Merger and acquisition-related expenses	5,177	238	—	5,415	—
Total non-interest expense	115,676	107,990	102,022	326,274	304,629
Income before provision for income taxes	58,779	60,154	66,027	186,451	177,827
PROVISION FOR INCOME TAXES	11,070	11,268	12,525	35,140	33,694
NET INCOME	$47,709	$48,886	$53,502	$151,311	$144,133
Earnings per common share:
Basic	$1.37	$1.44	$1.55	$4.41	$4.17
Diluted	$1.36	$1.43	$1.54	$4.39	$4.15
Cumulative dividends declared per common share	$0.52	$0.52	$0.48	$1.54	$1.44
Weighted average number of common shares outstanding:
Basic	34,856,074	34,012,611	34,494,824	34,305,632	34,543,969
Diluted	35,026,771	34,129,173	34,659,346	34,479,283	34,730,103

BANR - Third Quarter 2026 Results
October 21, 2026

FINANCIAL CONDITION					Percentage Change
(in thousands except shares and per share data)	Sep 30, 2026	Jun 30, 2026	Dec 31, 2025	Sep 30, 2025	Prior Qtr	Prior Yr Qtr
ASSETS
Cash and due from banks	$234,056	$215,508	$182,772	$193,453	9%	21%
Interest-bearing deposits	324,049	219,944	239,868	479,410	47%	(32)%
Total cash and cash equivalents	558,105	435,452	422,640	672,863	28%	(17)%
Securities - available for sale, amortized cost $2,538,271, $2,273,608, $2,271,471 and $2,292,835, respectively	2,184,309	2,015,891	2,016,261	2,018,525	8%	8%
Securities - held to maturity, fair value $709,449, $787,987, $814,668 and $815,434, respectively	918,914	929,309	961,196	971,603	(1)%	(5)%
Total securities	3,103,223	2,945,200	2,977,457	2,990,128	5%	4%
FHLB stock	10,000	24,209	16,476	14,226	(59)%	(30)%
Loans held for sale	32,698	27,160	42,902	20,334	20%	61%
Loans receivable	12,995,341	11,994,410	11,721,687	11,702,538	8%	11%
Allowance for credit losses – loans	(171,563)	(161,849)	(160,276)	(159,707)	6%	7%
Net loans receivable	12,823,778	11,832,561	11,561,411	11,542,831	8%	11%
Accrued interest receivable	72,660	65,016	60,525	64,914	12%	12%
Property and equipment, net	129,175	108,247	111,522	113,848	19%	13%
Goodwill	434,283	373,121	373,121	373,121	16%	16%
Other intangibles, net	28,948	979	1,491	1,806	2,857%	1,503%
Bank-owned life insurance	355,332	324,164	319,347	317,469	10%	12%
Operating lease right-of-use assets	31,454	29,534	32,736	35,494	7%	(11)%
Other assets	503,781	427,904	434,860	416,047	18%	21%
Total assets	$18,083,437	$16,593,547	$16,354,488	$16,563,081	9%	9%
LIABILITIES
Deposits:
Non-interest-bearing	$4,970,392	$4,542,942	$4,489,839	$4,572,338	9%	9%
Interest-bearing transaction and savings accounts	8,807,919	7,773,630	7,721,003	7,903,215	13%	11%
Interest-bearing certificates	1,615,158	1,473,021	1,532,304	1,540,382	10%	5%
Total deposits	15,393,469	13,789,593	13,743,146	14,015,935	12%	10%
Advances from FHLB	—	320,000	150,000	100,000	(100)%	(100)%
Other borrowings	105,248	114,497	107,715	120,536	(8)%	(13)%
Junior subordinated debentures at fair value	87,122	79,652	79,151	76,251	9%	14%
Operating lease liabilities	34,022	32,108	35,755	38,826	6%	(12)%
Accrued expenses and other liabilities	279,603	210,134	245,266	251,464	33%	11%
Deferred compensation	50,070	48,300	47,158	47,177	4%	6%
Total liabilities	15,949,534	14,594,284	14,408,191	14,650,189	9%	9%
SHAREHOLDERS’ EQUITY
Common stock	1,443,098	1,268,527	1,282,505	1,295,821	14%	11%
Retained earnings	970,008	940,210	871,803	837,826	3%	16%
Accumulated other comprehensive loss	(279,203)	(209,474)	(208,011)	(220,755)	33%	26%
Total shareholders’ equity	2,133,903	1,999,263	1,946,297	1,912,892	7%	12%
Total liabilities and shareholders’ equity	$18,083,437	$16,593,547	$16,354,488	$16,563,081	9%	9%
Common Shares Issued:
Shares outstanding at end of period	36,442,062	33,984,909	34,097,856	34,335,297
Common shareholders’ equity per share (1)	$58.56	$58.83	$57.08	$55.71
Common shareholders’ tangible equity per share (1) (2)	$45.84	$47.82	$46.09	$44.79
Common shareholders’ equity to total assets	11.80%	12.05%	11.90%	11.55%
Common shareholders’ tangible equity to tangible assets (2)	9.48%	10.02%	9.84%	9.50%
Consolidated Tier 1 leverage capital ratio	11.59%	11.79%	11.41%	11.33%

(1)	Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding.
(2)	Common shareholders’ tangible equity and tangible assets exclude goodwill and other intangible assets. These ratios represent non-GAAP financial measures. See, “Additional Financial Information - Non-GAAP Financial Measures” on the final two pages of this press release for a reconciliation of non-GAAP financial measures.

BANR - Third Quarter 2026 Results
October 21, 2026

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

LOANS					Percentage Change
	Sep 30, 2026	Jun 30, 2026	Dec 31, 2025	Sep 30, 2025	Prior Qtr	Prior Yr Qtr
Commercial real estate (CRE):
Owner-occupied	$1,330,460	$1,229,993	$1,138,298	$1,134,559	8%	17%
Investment properties	1,804,740	1,744,127	1,701,413	1,652,141	3%	9%
Small balance CRE	1,471,499	1,166,516	1,212,357	1,210,357	26%	22%
Multifamily real estate	913,324	855,862	850,789	860,650	7%	6%
Construction, land and land development:
Commercial construction	220,048	181,843	156,021	144,125	21%	53%
Multifamily construction	520,521	503,058	514,330	586,104	3%	(11)%
One- to four-family construction	645,694	631,183	607,447	578,128	2%	12%
Land and land development	416,397	378,172	433,678	427,348	10%	(3)%
Commercial business:
Commercial business	1,358,990	1,286,818	1,225,108	1,254,460	6%	8%
Small business scored	1,374,527	1,295,861	1,187,360	1,176,889	6%	17%
Agricultural business, including secured by farmland:
Agricultural business, including secured by farmland	389,220	337,487	353,152	354,884	15%	10%
One- to four-family residential	1,620,111	1,556,493	1,573,191	1,582,605	4%	2%
Consumer:
Consumer—home equity revolving lines of credit	802,440	744,546	679,489	649,188	8%	24%
Consumer—other	127,370	82,451	89,054	91,100	54%	40%
Total loans receivable	$12,995,341	$11,994,410	$11,721,687	$11,702,538	8%	11%
Loans 30 - 89 days past due and on accrual	$24,287	$17,686	$26,767	$14,674
Total delinquent loans (including loans on non-accrual), net	$73,285	$61,333	$63,093	$45,529
Total delinquent loans / Total loans receivable	0.56%	0.51%	0.54%	0.39%

LOANS BY GEOGRAPHIC LOCATION						Percentage Change
	Sep 30, 2026		Jun 30, 2026	Dec 31, 2025	Sep 30, 2025	Prior Qtr	Prior Yr Qtr
	Amount	Percentage	Amount	Amount	Amount
Washington	$5,947,312	46%	$5,359,130	$5,371,200	$5,407,327	11%	10%
California	3,422,524	26%	3,275,124	3,105,405	3,064,993	5%	12%
Oregon	2,495,998	19%	2,210,617	2,159,404	2,137,422	13%	17%
Idaho	736,557	6%	732,830	667,343	668,949	1%	10%
Utah	88,784	1%	78,216	82,594	79,697	14%	11%
Other	304,166	2%	338,493	335,741	344,150	(10)%	(12)%
Total loans receivable	$12,995,341	100%	$11,994,410	$11,721,687	$11,702,538	8%	11%

BANR - Third Quarter 2026 Results
October 21, 2026

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

LOAN ORIGINATIONS	Quarters Ended
	Sep 30, 2026	Jun 30, 2026	Sep 30, 2025
Commercial real estate	$203,374	$163,031	$118,354
Multifamily real estate	28,351	215	2,500
Construction and land	594,168	561,290	369,363
Commercial business	251,592	312,028	167,627
Agricultural business	4,890	9,032	7,681
One-to four-family residential	35,337	37,998	6,817
Consumer	165,021	172,152	122,193
Total loan originations (excluding loans held for sale)	$1,282,733	$1,255,746	$794,535

BANR - Third Quarter 2026 Results
October 21, 2026

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

CHANGE IN THE ALLOWANCE FOR CREDIT LOSSES – LOANS	Quarters Ended
	Sep 30, 2026	Jun 30, 2026	Sep 30, 2025
Balance, beginning of period	$161,849	$160,352	$160,501
Initial allowance for credit loss at acquisition	8,624	—	—
Provision for credit losses – loans	1,794	1,598	1,384
Recoveries of loans previously charged off:
Commercial real estate	10	12	36
Construction and land	—	5	725
One- to four-family real estate	12	12	13
Commercial business	433	171	99
Agricultural business, including secured by farmland	5	213	99
Consumer	68	63	78
	528	476	1,050
Loans charged off:
Construction and land	—	—	(218)
One- to four-family real estate	(207)	—	—
Commercial business	(500)	(293)	(518)
Agricultural business, including secured by farmland	—	(4)	(2,054)
Consumer	(525)	(280)	(438)
	(1,232)	(577)	(3,228)
Net charge-offs	(704)	(101)	(2,178)
Balance, end of period	$171,563	$161,849	$159,707
Net charge-offs / average loans receivable	(0.006)%	(0.001)%	(0.019)%

ALLOCATION OF ALLOWANCE FOR CREDIT LOSSES – LOANS	Sep 30, 2026	Jun 30, 2026	Dec 31, 2025	Sep 30, 2025
Commercial real estate	$46,114	$42,167	$41,599	$41,191
Multifamily real estate	10,543	9,859	9,805	9,901
Construction and land	33,231	32,124	35,508	35,144
One- to four-family real estate	19,361	19,478	19,552	20,485
Commercial business	42,702	41,114	37,785	37,646
Agricultural business, including secured by farmland	6,523	5,859	5,567	5,268
Consumer	13,089	11,248	10,460	10,072
Total allowance for credit losses – loans	$171,563	$161,849	$160,276	$159,707
Allowance for credit losses - loans / Total loans receivable	1.32%	1.35%	1.37%	1.36%
Allowance for credit losses - loans / Non-performing loans	290%	295%	351%	399%

CHANGE IN THE ALLOWANCE FOR CREDIT LOSSES - UNFUNDED LOAN COMMITMENTS	Quarters Ended
	Sep 30, 2026	Jun 30, 2026	Sep 30, 2025
Balance, beginning of period	$15,125	$12,903	$12,750
Provision for credit losses - unfunded loan commitments	1,029	2,222	1,290
Balance, end of period	$16,154	$15,125	$14,040

BANR - Third Quarter 2026 Results
October 21, 2026

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

NON-PERFORMING ASSETS	Sep 30, 2026	Jun 30, 2026	Dec 31, 2025	Sep 30, 2025
Loans on non-accrual status:
Secured by real estate:
Commercial	$5,376	$2,132	$525	$460
Multifamily	167	—	—	—
Construction and land	12,200	12,648	5,175	4,240
One- to four-family	25,624	23,398	19,855	16,576
Commercial business	5,229	6,968	6,751	6,824
Agricultural business, including secured by farmland	3,021	2,967	4,609	5,765
Consumer	4,790	4,784	4,610	4,877
	56,407	52,897	41,525	38,742
Loans more than 90 days delinquent, still on accrual:
Secured by real estate:
Commercial	—	234	—	274
Construction and land	—	—	1,268	—
One- to four-family	2,491	1,427	2,698	834
Commercial business	—	—	—	166
Consumer	199	265	148	—
	2,690	1,926	4,114	1,274
Total non-performing loans	59,097	54,823	45,639	40,016
REO	3,860	5,720	5,578	5,272
Other repossessed assets	—	—	18	—
Total non-performing assets	$62,957	$60,543	$51,235	$45,288
Total non-performing assets to total assets	0.35%	0.36%	0.31%	0.27%

LOANS BY CREDIT RISK RATING	Sep 30, 2026	Jun 30, 2026	Dec 31, 2025	Sep 30, 2025
Pass	$12,751,020	$11,754,475	$11,446,550	$11,491,485
Special Mention	34,665	21,509	82,060	37,013
Substandard	209,656	218,426	193,077	174,040
Total	$12,995,341	$11,994,410	$11,721,687	$11,702,538

BANR - Third Quarter 2026 Results
October 21, 2026

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

DEPOSIT COMPOSITION					Percentage Change
	Sep 30, 2026	Jun 30, 2026	Dec 31, 2025	Sep 30, 2025	Prior Qtr	Prior Yr Qtr
Non-interest-bearing	$4,970,392	$4,542,942	$4,489,839	$4,572,338	9%	9%
Interest-bearing checking	3,088,085	2,623,149	2,609,080	2,734,822	18%	13%
Regular savings accounts	4,099,252	3,853,612	3,723,922	3,705,823	6%	11%
Money market accounts	1,620,582	1,296,869	1,388,001	1,462,570	25%	11%
Total interest-bearing transaction and savings accounts	8,807,919	7,773,630	7,721,003	7,903,215	13%	11%
Total core deposits	13,778,311	12,316,572	12,210,842	12,475,553	12%	10%
Interest-bearing certificates	1,615,158	1,473,021	1,532,304	1,540,382	10%	5%
Total deposits	$15,393,469	$13,789,593	$13,743,146	$14,015,935	12%	10%

GEOGRAPHIC CONCENTRATION OF DEPOSITS	Sep 30, 2026		Jun 30, 2026	Dec 31, 2025	Sep 30, 2025	Percentage Change
	Amount	Percentage	Amount	Amount	Amount	Prior Qtr	Prior Yr Qtr
Washington	$8,562,173	56%	$7,268,041	$7,500,215	$7,648,527	18%	12%
Oregon	3,275,006	21%	3,142,625	3,035,104	3,081,329	4%	6%
California	2,783,673	18%	2,631,688	2,483,948	2,542,903	6%	9%
Idaho	772,617	5%	747,239	723,879	743,176	3%	4%
Total deposits	$15,393,469	100%	$13,789,593	$13,743,146	$14,015,935	12%	10%

INCLUDED IN TOTAL DEPOSITS	Sep 30, 2026	Jun 30, 2026	Dec 31, 2025	Sep 30, 2025
Public non-interest-bearing accounts	$164,992	$171,112	$138,860	$139,999
Public interest-bearing transaction & savings accounts	378,147	242,061	234,669	230,192
Public interest-bearing certificates	48,995	34,794	34,431	35,660
Total public deposits	$592,134	$447,967	$407,960	$405,851
Collateralized public deposits	$488,656	$348,318	$312,310	$312,142
Total brokered deposits	$—	$—	$50,002	$49,989

AVERAGE ACCOUNT BALANCE PER DEPOSIT ACCOUNT	Sep 30, 2026	Jun 30, 2026	Dec 31, 2025	Sep 30, 2025
Number of deposit accounts	474,642	441,808	445,989	449,087
Average account balance per account	$33	$32	$31	$31

BANR - Third Quarter 2026 Results
October 21, 2026

ADDITIONAL FINANCIAL INFORMATION
(in thousands)

ACQUISITION OF PACIFIC FINANCIAL CORPORATION
The following table* provides the estimated fair value of the assets acquired and liabilities assumed in the Pacific Financial Corporation acquisition at September 1, 2026 (in thousands):
	Pacific Financial Corporation
	September 1, 2026
Cash paid		$982
Fair value of common shares issued		185,864
Total consideration		186,846

Fair value of assets acquired:
Cash and cash equivalents	120,605
Securities	322,928
Federal Home Loan Bank stock	768
Net loans receivable	756,921
Property and equipment	20,306
Core deposit intangible	28,632
Bank-owned life insurance	28,795
Deferred tax asset	534
Operating lease right-of-use assets	3,126
Other assets	9,537
Total assets acquired	1,292,152

Fair value of liabilities assumed:
Deposits	1,140,283
Junior subordinated debentures	11,400
Deferred compensation	2,547
Operating lease liabilities	3,206
Other liabilities	9,032
Total liabilities assumed	1,166,468

Net assets acquired		125,684

Goodwill		$61,162

* Amounts recorded in this table are preliminary estimates of fair value. Additional adjustments to the acquisition accounting may be required with a measurement period of one year from the acquisition date.

BANR - Third Quarter 2026 Results
October 21, 2026

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

KEY FINANCIAL RATIOS	Quarters Ended			Nine Months Ended
	Sep 30, 2026	Jun 30, 2026	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
Return on average assets	1.11%	1.20%	1.30%	1.22%	1.19%
Adjusted return on average assets (1)	1.24%	1.21%	1.28%	1.27%	1.20%
Return on average equity	9.19%	9.91%	11.33%	10.11%	10.49%
Adjusted return on average equity (1)	10.22%	9.98%	11.18%	10.47%	10.51%
Return on average tangible common equity (1)	11.58%	12.27%	14.24%	12.59%	13.27%
Average equity/average assets	12.10%	12.09%	11.49%	12.10%	11.40%
Average interest-earning assets/average interest-bearing liabilities	158.87%	159.69%	159.82%	159.34%	159.75%
Average interest-earning assets/average funding liabilities	108.34%	108.42%	108.11%	108.40%	108.06%
Non-interest income/average assets	0.36%	0.45%	0.50%	0.43%	0.48%
Non-interest expense/average assets	2.70%	2.65%	2.48%	2.64%	2.53%
Efficiency ratio	65.25%	62.80%	59.76%	62.92%	61.78%
Adjusted efficiency ratio (1)	59.53%	61.30%	58.54%	60.09%	60.30%
(1)Represent non-GAAP financial measures. See, “Additional Financial Information - Non-GAAP Financial Measures” on the final two pages of this press release for a reconciliation of non-GAAP financial measures.

ESTIMATED REGULATORY CAPITAL RATIOS AS OF SEPTEMBER 30, 2026	Actual		Minimum to be categorized as "Adequately Capitalized"		Minimum to be categorized as "Well Capitalized"
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Banner Corporation-consolidated:
Total capital to risk-weighted assets	$2,238,012	14.42%	$1,241,499	8.00%	$1,551,873	10.00%
Tier 1 capital to risk-weighted assets	1,950,818	12.57%	931,124	6.00%	931,124	6.00%
Tier 1 leverage capital to average assets	1,950,818	11.59%	673,198	4.00%	n/a	n/a
Common equity tier 1 capital to risk-weighted assets	1,950,818	12.57%	698,343	4.50%	n/a	n/a
Banner Bank:
Total capital to risk-weighted assets	2,139,006	13.79%	1,241,112	8.00%	1,551,390	10.00%
Tier 1 capital to risk-weighted assets	1,951,312	12.58%	930,834	6.00%	1,241,112	8.00%
Tier 1 leverage capital to average assets	1,951,312	11.60%	672,922	4.00%	841,153	5.00%
Common equity tier 1 capital to risk-weighted assets	1,951,312	12.58%	698,126	4.50%	1,008,404	6.50%

These regulatory capital ratios are estimates, pending completion and filing of Banner’s regulatory reports.

BANR - Third Quarter 2026 Results
October 21, 2026

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
ANALYSIS OF NET INTEREST SPREAD	Quarters Ended
	Sep 30, 2026			Jun 30, 2026			Sep 30, 2025
	Average Balance	Interest and Dividends	Yield / Cost (3)	Average Balance	Interest and Dividends	Yield / Cost (3)	Average Balance	Interest and Dividends	Yield / Cost (3)
Interest-earning assets:
Held for sale loans	$28,484	$435	6.06%	$33,242	$509	6.14%	$32,109	$531	6.56%
Real estate secured loans	10,336,321	157,949	6.06%	9,875,493	148,303	6.02%	9,651,895	147,682	6.07%
Commercial/agricultural loans	1,892,754	30,243	6.34%	1,881,938	29,866	6.37%	1,869,782	31,124	6.60%
Consumer and other loans	128,400	2,332	7.21%	117,727	2,015	6.87%	119,593	2,114	7.01%
Total loans (1)	12,385,959	190,959	6.12%	11,908,400	180,693	6.09%	11,673,379	181,451	6.17%
Mortgage-backed securities	2,358,520	15,220	2.56%	2,275,561	14,269	2.52%	2,445,497	15,269	2.48%
Other securities	964,707	10,346	4.25%	938,205	9,915	4.24%	854,725	9,065	4.21%
Interest-bearing deposits with banks	135,744	1,256	3.67%	139,672	1,102	3.16%	291,147	3,053	4.16%
FHLB stock	12,815	329	10.19%	16,342	150	3.68%	15,729	463	11.68%
Total investment securities	3,471,786	27,151	3.10%	3,369,780	25,436	3.03%	3,607,098	27,850	3.06%
Total interest-earning assets	15,857,745	218,110	5.46%	15,278,180	206,129	5.41%	15,280,477	209,301	5.43%
Non-interest-earning assets	1,155,000			1,082,054			1,022,905
Total assets	$17,012,745			$16,360,234			$16,303,382
Deposits:
Interest-bearing checking accounts	$2,819,736	11,215	1.58%	$2,606,252	9,433	1.45%	$2,618,924	10,834	1.64%
Savings accounts	3,963,030	20,276	2.03%	3,830,346	19,009	1.99%	3,616,728	20,170	2.21%
Money market accounts	1,414,605	6,485	1.82%	1,314,496	5,790	1.77%	1,471,938	7,799	2.10%
Certificates of deposit	1,519,253	12,046	3.15%	1,465,885	11,322	3.10%	1,510,966	13,448	3.53%
Total interest-bearing deposits	9,716,624	50,022	2.04%	9,216,979	45,554	1.98%	9,218,556	52,251	2.25%
Non-interest-bearing deposits	4,655,219	—	—%	4,523,594	—	—%	4,573,009	—	—%
Total deposits	14,371,843	50,022	1.38%	13,740,573	45,554	1.33%	13,791,565	52,251	1.50%
Other interest-bearing liabilities:
FHLB advances	65,141	653	3.98%	145,176	1,426	3.94%	133,380	1,527	4.54%
Other borrowings	108,036	695	2.55%	116,146	732	2.53%	119,727	694	2.30%
Junior subordinated debentures and subordinated notes	91,491	1,317	5.71%	89,178	1,234	5.55%	89,178	1,387	6.17%
Total borrowings	264,668	2,665	3.99%	350,500	3,392	3.88%	342,285	3,608	4.18%
Total funding liabilities	14,636,511	52,687	1.43%	14,091,073	48,946	1.39%	14,133,850	55,859	1.57%
Other non-interest-bearing liabilities (2)	317,543			290,601			296,036
Total liabilities	14,954,054			14,381,674			14,429,886
Shareholders’ equity	2,058,691			1,978,560			1,873,496
Total liabilities and shareholders’ equity	$17,012,745			$16,360,234			$16,303,382
Net interest income/rate spread (tax equivalent)		165,423	4.03%		157,183	4.02%		153,442	3.86%
Net interest margin (tax equivalent)			4.14%			4.13%			3.98%
Reconciliation to reported net interest income:
Adjustments for taxable equivalent basis		(3,530)			(3,443)			(3,453)
Net interest income and margin, as reported		$161,893	4.05%		$153,740	4.04%		$149,989	3.89%
(1)Average balances include loans accounted for on a nonaccrual basis and accruing loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)Average other non-interest-bearing liabilities include fair value adjustments related to junior subordinated debentures.
(3)Tax-exempt income is calculated on a tax equivalent basis, which Banner believes provides comparability of net interest income and net interest margin arising from both taxable and tax-exempt sources and is consistent with industry practice. The tax equivalent yield adjustment to interest earned on loans was $2.4 million, $2.3 million and $2.4 million for the quarters ended September 30, 2026, June 30, 2026 and September 30, 2025, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $1.2 million for the quarter ended September 30, 2026, and $1.1 million for both the quarters ended June 30, 2026, and September 30, 2025.

BANR - Third Quarter 2026 Results
October 21, 2026

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
ANALYSIS OF NET INTEREST SPREAD	Nine Months Ended
	Sep 30, 2026			Sep 30, 2025
	Average Balance	Interest and Dividends	Yield/Cost (3)	Average Balance	Interest and Dividends	Yield/Cost (3)
Interest-earning assets:
Held for sale loans	$29,268	$1,325	6.05%	$28,203	$1,391	6.59%
Real estate secured loans	9,990,880	450,621	6.03%	9,528,868	429,315	6.02%
Commercial/agricultural loans	1,876,124	89,262	6.36%	1,900,225	93,072	6.55%
Consumer and other loans	120,803	6,387	7.07%	120,735	6,293	6.97%
Total loans (1)	12,017,075	547,595	6.09%	11,578,031	530,071	6.12%
Mortgage-backed securities	2,320,187	43,998	2.54%	2,494,794	46,740	2.50%
Other securities	927,502	29,301	4.22%	883,330	28,313	4.29%
Interest-bearing deposits with banks	153,029	3,876	3.39%	144,974	4,114	3.79%
FHLB stock	13,034	627	6.43%	17,214	834	6.48%
Total investment securities	3,413,752	77,802	3.05%	3,540,312	80,001	3.02%
Total interest-earning assets	15,430,827	625,397	5.42%	15,118,343	610,072	5.40%
Non-interest-earning assets	1,114,707			1,007,862
Total assets	$16,545,534			$16,126,205
Deposits:
Interest-bearing checking accounts	$2,686,656	29,921	1.49%	$2,489,219	28,833	1.55%
Savings accounts	3,862,559	57,673	2.00%	3,521,141	57,110	2.17%
Money market accounts	1,372,422	18,426	1.80%	1,506,171	23,388	2.08%
Certificates of deposit	1,488,968	35,234	3.16%	1,510,594	40,973	3.63%
Total interest-bearing deposits	9,410,605	141,254	2.01%	9,027,125	150,304	2.23%
Non-interest-bearing deposits	4,550,490	—	—%	4,526,898	—	—%
Total deposits	13,961,095	141,254	1.35%	13,554,023	150,304	1.48%
Other interest-bearing liabilities:
FHLB advances	71,692	2,119	3.95%	168,663	5,757	4.56%
Other borrowings	111,904	2,124	2.54%	125,517	2,063	2.20%
Junior subordinated debentures and subordinated notes	89,958	3,785	5.63%	142,255	6,380	6.00%
Total borrowings	273,554	8,028	3.92%	436,435	14,200	4.35%
Total funding liabilities	14,234,649	149,282	1.40%	13,990,458	164,504	1.57%
Other non-interest-bearing liabilities (2)	309,638			298,056
Total liabilities	14,544,287			14,288,514
Shareholders’ equity	2,001,247			1,837,691
Total liabilities and shareholders’ equity	$16,545,534			$16,126,205
Net interest income/rate spread (tax equivalent)		476,115	4.02%		445,568	3.83%
Net interest margin (tax equivalent)			4.13%			3.94%
Reconciliation to reported net interest income:
Adjustments for taxable equivalent basis		(10,313)			(10,097)
Net interest income and margin, as reported		$465,802	4.04%		$435,471	3.85%
(1)Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)Average other non-interest-bearing liabilities include fair value adjustments related to junior subordinated debentures.
(3)Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $6.9 million and $7.0 million for the nine months ended September 30, 2026 and 2025, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $3.4 million and $3.1 million for the nine months ended September 30, 2026 and 2025, respectively.

BANR - Third Quarter 2026 Results
October 21, 2026

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

* Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this earnings release contains certain non-GAAP financial measures. Tangible common shareholders’ equity per share, the ratio of tangible common equity to tangible assets, the return on average tangible common equity, and references to adjusted revenue, adjusted earnings, the adjusted return on average assets, the adjusted return on average equity and the adjusted efficiency ratio represent non-GAAP financial measures. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner’s core operations reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers. However, these non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP. Where applicable, comparable earnings information using GAAP financial measures is also presented. Because not all companies use the same calculations, our presentation may not be comparable to other similarly titled measures as calculated by other companies. For a reconciliation of these non-GAAP financial measures, see the tables below:

ADJUSTED REVENUE	Quarters Ended			Nine Months Ended
	Sep 30, 2026	Jun 30, 2026	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
Net interest income (GAAP)	$161,893	$153,740	$149,989	$465,802	$435,471
Non-interest income (GAAP)	15,386	18,222	20,730	52,769	57,589
Total revenue (GAAP)	177,279	171,962	170,719	518,571	493,060
Exclude: Net loss (gain) on sale of securities	2,102	(8)	(377)	3,336	(374)
Net change in valuation of financial instruments carried at fair value	(313)	157	(223)	(1,818)	(626)
Losses incurred on building and lease exits	—	—	(1,373)	—	(454)
Adjusted revenue (non-GAAP)	$179,068	$172,111	$168,746	$520,089	$491,606

ADJUSTED EARNINGS	Quarters Ended			Nine Months Ended
	Sep 30, 2026	Jun 30, 2026	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
Net income (GAAP)	$47,709	$48,886	$53,502	$151,311	$144,133
Exclude: Net loss (gain) on sale of securities	2,102	(8)	(377)	3,336	(374)
Net change in valuation of financial instruments carried at fair value	(313)	157	(223)	(1,818)	(626)
Merger and acquisition-related expenses	5,177	238	—	5,415	—
Building and lease exit costs	63	47	(331)	119	1,422
Related net tax (benefit) expense	(1,688)	(104)	224	(1,693)	(101)
Total adjusted earnings (non-GAAP)	$53,050	$49,216	$52,795	$156,670	$144,454

Diluted earnings per share (GAAP)	$1.36	$1.43	$1.54	$4.39	$4.15
Diluted adjusted earnings per share (non-GAAP)	$1.51	$1.44	$1.52	$4.54	$4.16
Return on average assets	1.11%	1.20%	1.30%	1.22%	1.19%
Adjusted return on average assets (1)	1.24%	1.21%	1.28%	1.27%	1.20%
Return on average equity	9.19%	9.91%	11.33%	10.11%	10.49%
Adjusted return on average equity (2)	10.22%	9.98%	11.18%	10.47%	10.51%

AVERAGE TANGIBLE COMMON EQUITY	Quarters Ended			Nine Months Ended
	Sep 30, 2026	Jun 30, 2026	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
Net Income (GAAP)	$47,709	$48,886	$53,502	$151,311	$144,133
Exclude: Amortization of intangibles, net of tax	$524	$202	$269	$928	$989
Tangible net income available to common shareholders (non-GAAP)	$48,233	$49,088	$53,771	$152,239	$145,122

Average common shareholder’s equity	$2,058,691	$1,978,560	$1,873,496	$2,001,247	$1,837,691
Exclude: Average goodwill and other intangible assets, net	405,947	374,225	375,093	384,999	375,504
Average tangible common equity	$1,652,744	$1,604,335	$1,498,403	$1,616,248	$1,462,187

Return on average tangible common equity (3)	11.58%	12.27%	14.24%	12.59%	13.27%

(1)Adjusted earnings (non-GAAP) divided by average assets.
(2)Adjusted earnings (non-GAAP) divided by average equity.
(3)Tangible net income (non-GAAP) divided by average tangible common equity (non-GAAP).

BANR - Third Quarter 2026 Results
October 21, 2026

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
ADJUSTED EFFICIENCY RATIO	Quarters Ended			Nine Months Ended
	Sep 30, 2026	Jun 30, 2026	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
Non-interest expense (GAAP)	$115,676	$107,990	$102,022	$326,274	$304,629
Exclude: CDI amortization	(663)	(256)	(341)	(1,175)	(1,252)
State/municipal tax expense	(1,919)	(1,773)	(1,655)	(5,512)	(4,525)
REO operations	(1,261)	(165)	(203)	(1,535)	(534)
Merger and acquisition-related expenses	(5,177)	(238)	—	(5,415)	—
Building and lease exit costs	(63)	(47)	(1,042)	(119)	(1,876)
Adjusted non-interest expense (non-GAAP)	$106,593	$105,511	$98,781	$312,518	$296,442

Net interest income (GAAP)	$161,893	$153,740	$149,989	$465,802	$435,471
Non-interest income (GAAP)	15,386	18,222	20,730	52,769	57,589
Total revenue (GAAP)	177,279	171,962	170,719	518,571	493,060
Exclude: Net loss (gain) on sale of securities	2,102	(8)	(377)	3,336	(374)
Net change in valuation of financial instruments carried at fair value	(313)	157	(223)	(1,818)	(626)
Losses incurred on building and lease exits	—	—	(1,373)	—	(454)
Adjusted revenue (non-GAAP)	$179,068	$172,111	$168,746	$520,089	$491,606

Efficiency ratio (GAAP)	65.25%	62.80%	59.76%	62.92%	61.78%
Adjusted efficiency ratio (non-GAAP) (1)	59.53%	61.30%	58.54%	60.09%	60.30%

(1)Adjusted non-interest expense (non-GAAP) divided by adjusted revenue (non-GAAP).

TANGIBLE COMMON SHAREHOLDERS’ EQUITY TO TANGIBLE ASSETS
	Sep 30, 2026	Jun 30, 2026	Dec 31, 2025	Sep 30, 2025
Shareholders’ equity (GAAP)	$2,133,903	$1,999,263	$1,946,297	$1,912,892
Exclude goodwill and other intangible assets, net	463,231	374,100	374,612	374,927
Tangible common shareholders’ equity (non-GAAP)	$1,670,672	$1,625,163	$1,571,685	$1,537,965

Total assets (GAAP)	$18,083,437	$16,593,547	$16,354,488	$16,563,081
Exclude goodwill and other intangible assets, net	463,231	374,100	374,612	374,927
Total tangible assets (non-GAAP)	$17,620,206	$16,219,447	$15,979,876	$16,188,154
Common shareholders’ equity to total assets (GAAP)	11.80%	12.05%	11.90%	11.55%
Tangible common shareholders’ equity to tangible assets (non-GAAP)	9.48%	10.02%	9.84%	9.50%

TANGIBLE COMMON SHAREHOLDERS’ EQUITY PER SHARE
Shareholders’ equity (GAAP)	$2,133,903	$1,999,263	$1,946,297	$1,912,892
Tangible common shareholders’ equity (non-GAAP)	$1,670,672	$1,625,163	$1,571,685	$1,537,965
Common shares outstanding at end of period	36,442,062	33,984,909	34,097,856	34,335,297
Common shareholders’ equity (book value) per share (GAAP)	$58.56	$58.83	$57.08	$55.71
Tangible common shareholders’ equity (tangible book value) per share (non-GAAP)	$45.84	$47.82	$46.09	$44.79